BROOKWEINER L.L.C.[SM]
Certified Public Accountants • Business Consultants

125 South Wacker Drive • 10th Floor • Chicago, Illinois 60606-4433
Email: bwmail@brookweiner.com • Web: www.brookweiner.com
312.629.0900 • Fax: 312.629.0901

Members of the firm:
Rosanne B. Andersen
Sherwin A. Brook
Gordon M. Johnson
Elwood Kreger
Howard Leon
Donald E. Rattner
Allen D. Sered
David Weinberg
Sheldon Weiner

Robert J. Krawitz
(1942-2002)
Richard A. Sandlow
(1929-2000)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated July 17, 2013 on the financial statements of the Rx Dynamic Growth Fund (f/k/a FMX Growth Allocation Fund)  as of May 31, 2012 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this post-effective amendment on Form N-1A.

Chicago, Illinois
July 17, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated July 17, 2013 on the financial statements of the Rx Dynamic Total Return Fund (f/k/a FMX Total Return Fund) as of May 31, 2012 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this post-effective amendment on Form N-1A.

Chicago, Illinois
July 17, 2013